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                                                                   Exhibit 10.18

                                      LEASE

The following contract of lease is made and entered into by and between THE PHOENIX HAT COMPANY, LLC, herein represented by Aubrey T. Temple, Jr., hereinafter referred to as "Lessor," and AMERISAFE, Inc., herein represented by its duly authorized chief executive officer, C. Allen Bradley, Jr., hereinafter referred to as "Lessee."

                                       1.

For the consideration and upon the terms and conditions hereinafter expressed, Lessor does rent, let and lease unto Lessee, here present and accepting the same, for a period of ONE (1) YEAR, commencing JANUARY 1, 2005, and ending DECEMBER 31, 2005, the following described Premises:

          24,888 square feet of office space and 3,090 square feet of warehouse space located at 1808 HIGHWAY 190 WEST, DERIDDER, LOUISIANA, to be used by AMERISAFE, Inc. as an office and a climate-controlled warehouse. Attached hereto and made a part hereof as Exhibit A is a drawing of the Premises which accurately reflects the space to be occupied by Lessee. In addition to the Premises, the Lessor shall provide parking spaces as needed for use by Lessee's employees and customers/guests.

Lessor grants Lessee the option to cancel this lease upon giving written notice of same on or before OCTOBER 1, 2004.

                                       2.

The consideration of this lease is the payment by Lessee to Lessor of an ANNUAL BASE RENTAL of $249,934.00, payable in monthly installments of TWENTY THOUSAND EIGHT HUNDRED TWENTY SEVEN AND 84/100 ($20,827.84) DOLLARS each, the first installment being due and payable on the 1st day of JANUARY, 2005, and the remaining installments being due and payable, respectively on the 1st day of each month thereafter.


         Lease between The Phoenix Hat Company, LLC and AMERISAFE, Inc.
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                                       3.

Lessor grants to the Lessee the option to extend this lease from the end of its term for FOUR (4) additional periods of ONE (1) year each upon giving written notice of same on or before JULY 1st of each year prior to the expiration date of this lease, on the same terms and conditions as specified in the primary lease except as to the Annual Base Rental amount which shall be $253,934.00 for 2006, $258,094.00 for 2007, $262,420.40 for 2008, and $266,919.86 for 2009. If
Lessee fails to give written notice to Lessor of its intention to exercise the option to extend the lease by July 1st of any year, then the lease shall terminate effective as of December 31st of that year.

                                       4.

The Base Rental shall be subject to adjustment each calendar year, effective January 1 of each year, but only once per calendar year, to compensate for changes in Lessor's cost of electricity, which said Cost of Electricity is assumed to be $50,000.00 per annum for the year of 2004. If Lessor's cost of electricity for any calendar year increases per unit of electricity, Lessee's Base Rental for said calendar year shall be increased by a sum equal to the product of multiplying (a) the Cost of Electricity for the previous calendar year times (b) the percentage increase in the cost of electricity per unit of electricity from the previous year. Said product shall be hereinafter be referred to as "ELECTRICAL COST INCREASES". It shall be the responsibility of Lessor to provide Lessee with information sufficient to justify the Electrical Cost Increases. Commencing in 2005 and each year thereafter, not later than March 1 of each year, Lessor may elect to require that the Base Rental be adjusted for that year retroactive to January 1 of that year, on the basis of Lessor's estimates of Electrical Cost Increases. A final adjustment of the Base Rental for each calendar year shall be made the following year based upon final determination of Lessor's Electrical Cost Increases. In the event final determination indicates that the actual


         Lease between The Phoenix Hat Company, LLC and AMERISAFE, Inc.
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Electrical Cost Increases exceed Lessor's prior estimated Electrical Cost
Increases, Lessor shall be immediately due the difference. Should Lessor's actual Electrical Cost Increases as finally determined be less than Lessor's estimated Electrical Cost Increases, Lessee shall be due the difference as a pro rata reduction in future Electrical Cost Increase, provided however, in no event shall the annual Base Rental be less than the original amount. Additionally, should the Lessee significantly change its operation in the Premises resulting in significant additional electrical cost to the Lessor, the Parties shall negotiate to amend the Base Rental to reflect the appropriate increase in electrical cost.

                                       5.

All monthly payments of rent as herein fixed shall be paid by Lessee to THE PHOENIX HAT COMPANY, LLC, P.O. BOX 1025, DERIDDER, LA 70634, unless notified differently.

                                       6.

Lessor shall deliver the leased premises to the Lessee at the beginning of this lease in thoroughly sanitary and tenantable condition, and, by assuming possession, Lessee admits that it has examined the leased premises and found them to be in good, safe, and acceptable condition.

                                       7.

Lessor shall have sole responsibility for all maintenance and repair to the heating and air conditioning systems, plumbing systems (including plumbing fixtures), sewerage disposal systems, electrical systems, light fixtures (excluding replacement of light bulbs and fluorescent tubes), and all other equipment furnished by the Lessor. The Lessor shall be responsible for maintaining the entire building and site in good condition throughout the term of the lease. Lessor shall make all such repairs to the premises as may become necessary because of breakage or other damages not attributable to the negligence or fault of the Lessee, its employees, agents, invitees, or visitors.


         Lease between The Phoenix Hat Company, LLC and AMERISAFE, Inc.
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                                       8.

Communications cable/wire shall be provided in the lease space by the Lessor. All communications equipment (computers, modems, multiplexers, telephone systems, intercoms, etc.) will be installed, maintained and paid for by the Lessee. The Lessee will order and pay for dial tone and data services from the telephone company.

                                       9.

Lessor shall pay for all utilities such as electricity, gas, water, and sewer. Lessee shall be responsible for all janitorial services for the premises.

                                       10.

If, prior to the termination of this lease, through no fault, neglect or design of Lessee, the leased premises and/or said building be destroyed by fire or other casualty, or be unfit for occupancy, then this lease shall be cancelled ipso facto, unless the leased premises can be rendered fit for occupancy within one hundred twenty (120) days from the happening of such fire or other casualty and the Lessor commences the repairs to the damages within thirty (30) days of the occurrence. The Lessee shall be entitled to such reduction or remission of rent as shall be just and proportionate. If this lease be cancelled for such cause, Lessee shall be entitled to a credit corresponding to the unexpired term of this lease, the unearned proportion of rent shall be annulled and returned to Lessee, and Lessor shall have the right to take possession of the leased premises, discharged of this lease. If the leased premises and/or said building be only so slightly injured by fire or other casualty as not to render the premises unfit for occupancy, Lessor agrees that same shall be repaired with reasonable diligence, in which event Lessee shall not be entitled to any reduction or remission of rent whatever.


         Lease between The Phoenix Hat Company, LLC and AMERISAFE, Inc.
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                                       11.

Lessee agrees to carry commercially general liability insurance of $1,000,000 combined single limits per occurrence for Bodily Injury/Property Damage claims for those incidents in which the occurrence is the result of the negligence of the lessee.

                                       12.

It is agreed that if the Lessee should request any sublease of the premises or assignment of this lease, such sublease or assignment must be approved in advance in writing by the Lessor.

                                       13.

Any controversy or claim relating to this contract, including the construction or application of this contract, will be settled by binding arbitration under the rules of the American Arbitration Association, and any judgment granted by the arbitrator(s) may be enforced in any court of proper jurisdiction.

                                       14.

This Lease Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Lease may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.

                                       15.

If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.


         Lease between The Phoenix Hat Company, LLC and AMERISAFE, Inc.
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                                       16.

The failure of either party to enforce any provisions of this Lease shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Lease.

                                       17.

The rights of the parties under this Lease are cumulative, and shall not be construed as exclusive unless otherwise required by law.

                                       18.

This lease shall be construed in accordance with the laws of the State of Louisiana.

                                       19.

All notices required under this lease shall be in writing and shall be sent by United States Mail and in the case of notices to the Lessor shall be addressed as follows or in such manner as the Lessor shall from time to time make notification to the Lessee:

The Phoenix Hat Company, LLC             AMERISAFE, Inc.
Aubrey T. Temple, Jr.                    C. Allen Bradley, Jr.
P.O. Box 1025                            2301 Highway 190 West
DeRidder, LA 70634-1025                  DeRidder, LA 70634


         Lease between The Phoenix Hat Company, LLC and AMERISAFE, Inc.
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PARISH OF BEAUREGARD  )

STATE OF LOUISIANA    )

     THUS DONE AND PASSED on this 24th day of February, 2004, and in the presence of the competent witnesses, Erika Anderson and Kelli DeWitt, who hereunto sign their names with the said appearers, and me, Notary Public, after due reading of the whole.

Witnesses:                               Lessor: The Phoenix Hat Company, LLC


/s/ Erika Anderson                       /s/ Aubrey Temple
--------------------------------------   ---------------------------------------
                                         By: Aubrey T. Temple, Jr.


/s/ Kelli DeWitt
--------------------------------------


                        BEFORE ME: /s/ C. Kerry Anderson
                                   ----------------------------
                                   Notary Public
                                   LA Bar Roll No. 21442

PARISH OF BEAUREGARD  )

STATE OF LOUISIANA    )

     THUS DONE AND PASSED on this 11th day of February, 2004, and in the presence of the competent witnesses, Arthur L. Hunt and Kathy Wells, who hereunto sign their names with the said appearers, and me, Notary Public, after due reading of the whole.

Witnesses:                               Lessor: The Phoenix Hat Company, LLC


/s/ Arthur L. Hunt                       /s/ C. Allen Bradley, Jr.
--------------------------------------   ---------------------------------------
                                         By: C. Allen Bradley, Jr.


/s/ Kathy Wells
--------------------------------------


                         BEFORE ME: /s/ Paige M. Harper
                                    ---------------------------
                                    Notary Public
                                    Bar No. 25322


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